EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Amendment No. 1 to Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: April 22, 2026

PHILIP & DANIELE BARACH FAMILY TRUST

	By:	/s/ Philip A. Barach
Philip A. Barach, as Trustee of the Philip & Daniele Barach Family Trust

/s/ Philip A. Barach
Philip A. Barach

/s/ Daniele Barach
Daniele Barach